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Exhibit 3

                               VOTING AGREEMENT


     This Voting Agreement ("Agreement") is made this 19th day of December, 1996 among Equity Capsure Limited Partnership, an Illinois limited partnership (the "Major Stockholder"), Continental Casualty Company, an Illinois corporation ("CCC"), Bruce A. Esselborn, an individual residing in the State of Georgia, Rod F. Dammeyer, an individual residing in the State of Illinois, and any other signatory set forth on the signature page hereto (collectively, the "Stockholders").

     WHEREAS, the Stockholders each hold shares of the common stock (the "Stock") of Capsure Holdings Corp., a Delaware corporation (the "Company") or options to acquire Stock; and

     WHEREAS, as a condition to CCC's agreement to merge its surety business with and into the Company (the "Merger"), as an inducement for CCC to enter into the Reorganization Agreement, dated as of December 19, 1996 (the "Reorganization Agreement") among the Company, CCC, CNA Surety Corporation, a Delaware corporation ("Newco") and Surety Acquisition Company, a Delaware corporation ("Acquisition"), as an inducement for Acquisition and Newco to enter into the Reorganization Agreement and as an inducement for Newco to agree to enter into the Registration Rights Agreement between Newco and the Major Stockholder in the form attached to the Reorganization Agreement as Annex C, and to effectuate the Merger, the Stockholders have agreed to enter into this Agreement, to be specifically enforceable against each of them, pursuant to which they agree to vote their shares of the Stock in the manner and for the purpose specified herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Stockholders hereby agree as follows:

     1. Voting Agreement. Each of the Stockholders hereby agrees to vote all of the Stock beneficially owned, directly or indirectly, by him or it (and all Stock issued pursuant to the exercise of stock options) in favor of the Merger between the Company and Acquisition, as contemplated by the Reorganization Agreement. Each of the Stockholders hereby agrees that he or it will vote such shares of Stock against any other competing proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock involving a change of control within the meaning of Section 203 of the Delaware General Corporation Law (including, without limitation, by way of tender offer) or similar transactions involving the Company or any of its subsidiaries for the duration of this Agreement; provided, however, that nothing contained herein shall prevent any Stockholder from transferring, selling or otherwise disposing of Stock held by such Stockholder provided any such transferee agrees in a written instrument satisfactory to CCC to be bound by the terms hereof. It is expressly understood and agreed by each of the Stockholders that this Agreement is intended to, and does hereby, create and constitute a voting agreement within the meaning of Section 218(c) of the General Corporation Law of the State of Delaware, as amended, and not a voting trust agreement under Section 218(a) thereof.

     2. Irrevocable Proxy. In order to secure each Stockholder's obligation to vote his or its Stock and other voting securities of the Company in accordance with the provisions of Section 1, each Stockholder (other than CCC) hereby appoints CCC (the "Proxy") as its true and lawful proxy and

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attorney-in-fact, with full power of substitution, to vote all of his or its Stock and other voting securities of the Company as expressly provided for in Section 1. The Proxy may exercise the irrevocable proxy granted to it hereunder at any time any party fails to comply with the provisions of this Agreement. The proxies and powers granted by each Stockholder pursuant to this
Section 2 are coupled with an interest and are given to secure the performance of the Stockholder's obligations under this Agreement. Such proxies and powers will be irrevocable with respect to the matters set forth in Section 1 for the term set forth in Section 5, and, with respect to any individual, will survive the death, incompetency and disability of such Stockholder.

     3. Representations of Stockholders. Each Stockholder hereby represents and warrants to each of the other Stockholders that (a) he or it owns and has the right to vote the number of shares of the Stock set forth opposite his name on Exhibit A attached hereto, (b) he or it has full power to enter into this Agreement, and (c) he or it is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Stockholder will grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by any party.

     4. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     5. Term. This Agreement shall remain in effect until the earlier of (i) December 31, 1997; (ii) the date on which the Reorganization Agreement is terminated pursuant to Sections 8.1.1, 8.1.2 (as may be amended from time to time by the parties thereto and provided such termination does not result from a breach by the Company of the Reorganization Agreement), 8.1.3 (other than due to an order, decree, ruling or other action resulting from an action or proceeding instituted by any of the parties hereto or to the Reorganization Agreement or any affiliates of such parties), 8.1.5 or 8.1.7 (provided no Stockholder is in breach of this Agreement) of the Reorganization Agreement.

     6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

     7. General Provisions.

     (a) All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. Nothing contained herein shall prevent any of the parties hereto from assigning their rights hereunder.

     (b) This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument. The parties


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hereto agree that facsimile transmissions of original signatures shall constitute and be accepted as original signatures.


     (c) If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Agreement and this Agreement shall continue in all respects to be valid and enforceable.

     (d) No waiver of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

     (e) Whenever the context of this Agreement shall so require, the use of the singular number shall include the plural and the use of any gender shall include all genders.

     (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law; however, any action or proceeding relating to this Agreement shall be brought only in and decided by the federal or state courts in Chicago, Illinois, such courts being a proper forum in which to adjudicate such action or proceeding, and each party hereby waives any claim of inconvenient forum.

     (g) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.


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     IN WITNESS WHEREOF, each of the Stockholders has executed this Agreement as of the date first written above.



                                        EQUITY CAPSURE LIMITED PARTNERSHIP

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Its:
                                            -------------------------------


                                        CONTINENTAL CASUALTY COMPANY


                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Its:
                                             -------------------------------


                                        ------------------------------------
                                                     Bruce A. Esselborn


                                        ------------------------------------

                                                     Rod F. Dammeyer

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